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                                                                    Exhibit 23.5



                          CONSENT OF FINANCIAL ADVISORS



We consent to the inclusion in this registration statement on Form S-4 of our Fairness Opinion dated January 30, 2003 issued to Hometown Bancshares, Inc. We also consent to the reference to our firm under the caption "Experts". In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 and the rules and regulations of the Securities and Exchange Commission issued thereunder.


                                       /s/ John C. Reed
                                       --------------------
                                       David A. Noyes & Company

Indianapolis, IN

January 30, 2003